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                                                                  Exhibit 10.187

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
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                    Deferred Compensation Plan for Directors




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                                   Prepared By

                        Mercer Human Resource Consulting
                       462 South Fourth Avenue, Suite 1500
                              Louisville, KY 40202
                                  502/561-4500

                                  11 June 2002

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                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

                                TABLE OF CONTENTS
                                -----------------

ARTICLE      SECTION                                                               PAGE
-------      -------                                                               ----
  I          Purpose and Effective Date ........................................     1
             --------------------------
              1.01        Title ................................................     1
              1.02        Purpose ..............................................     1
              1.03        Effective Date .......................................     1

  II         Definitions and Construction of the Plan Document .................     2
             -------------------------------------------------
              2.01        Beneficiary ..........................................     2
              2.02        Board ................................................     2
              2.03        Change in Control ....................................     2
              2.04        Code .................................................     3
              2.05        Committee ............................................     3
              2.06        Common Stock .........................................     3
              2.07        Company ..............................................     3
              2.08        Compensation .........................................     3
              2.09        Consideration Shares .................................     3
              2.10        Crediting Rate .......................................     3
              2.11        Date of Exercise .....................................     3
              2.12        Deferral .............................................     3
              2.13        Deferral Account .....................................     3
              2.14        Deferral Account Balance .............................     3
              2.15        Deferred Compensation ................................     4
              2.16        Director .............................................     4
              2.17        Disabled .............................................     4
              2.18        Election Date ........................................     4
              2.19        Election Form ........................................     4
              2.20        ERISA ................................................     4
              2.21        Exchange Act .........................................     4
              2.22        Fair Market Value ....................................     4
              2.23        Gain Shares ..........................................     4
              2.24        Gain Share Account ...................................     4
              2.25        Participant ..........................................     5
              2.26        Plan .................................................     5
              2.27        Plan Year ............................................     5
              2.28        Share Units ..........................................     5
              2.29        Stock Option .........................................     5
              2.30        Stock Option Gain Deferral Agreement .................     5
              2.31        Stock Option Plan ....................................     5
              2.32        Termination of Service ...............................     5

                                        i

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
              2.33        Unforeseeable Financial Emergency ........................................  5
              2.34        Valuation Date ...........................................................  5
              2.35        Gender and Number ........................................................  5
              2.36        Titles ...................................................................  5

   III       Eligibility and Participation .........................................................  6
             -----------------------------
              3.01        Eligibility ..............................................................  6
              3.02        Participation ............................................................  6

    IV       Participant Deferrals of Compensation .................................................  7
             -------------------------------------
              4.01        Deferred Compensation ....................................................  7
              4.02        Duration of Election Form ................................................  7
              4.03        Election to Modify or Terminate Future Contributions .....................  7
              4.04        Vesting                                                                     7

     V       Stock Option Deferrals ................................................................  8
             ----------------------
              5.01        Deferral of Stock Option Gain ............................................  8
              5.02        Timing of Filing Stock Option Gain Deferral Agreement ....................  8
              5.03        Contents of Stock Option Gain Deferral Agreement .........................  8
              5.04        Manner of Exercising Option Shares .......................................  8
              5.05        Determination of Gain Shares .............................................  8
              5.06        Changes to the Stock Option Gain Deferral Agreement ......................  9
              5.07        Failure to Properly Exercise .............................................  9
              5.08        Vesting ..................................................................  9

    VI       Deferral Accounts, Gain Share Accounts and Credit Rating ..............................  10
             --------------------------------------------------------
              6.01        Deferral Account .........................................................  10
              6.02        Maintenance of Accounts ..................................................  10
              6.03        Interest .................................................................  10
              6.04        Valuation of Gain Share Accounts .........................................  10
              6.05        Common Stock Adjustments .................................................  10
              6.06        Section 16(b) ............................................................  11
              6.07        Statement Accounts .......................................................  11

   VII       Distribution ..........................................................................  12
             ------------
              7.01        Distribution of Deferral Account .........................................  12
              7.02        Form of Distribution .....................................................  12
              7.03        Timing of Distribution ...................................................  12
              7.04        Death or Disability Prior to Commencement of
                            Benefit Payments .......................................................  12
              7.05        Death of a Participant Subsequent to Commencement of
                            Benefit Payments .......................................................  12
              7.06        Redeferral Election ......................................................  12
              7.07        Taxes ....................................................................  12


                                       ii

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
  VIII       Withdrawals .....................................................................    13
             -----------
              8.01     Withdrawals for Unforeseeable Financial Emergency .....................    13
              8.02     Other Premature Withdrawals ...........................................    13
              8.03     Withdrawal Processing .................................................    13

    IX       Beneficiary .....................................................................    15
             -----------
              9.01     Beneficiary Designation ...............................................    15
              9.02     Proper Beneficiary ....................................................    15
              9.03     Minor or Incompetent Beneficiary ......................................    15
              9.04     No Beneficiary Designation ............................................    15

     X       Administration of the Plan ......................................................    16
             --------------------------
             10.01     Majority Vote .........................................................    16
             10.02     Finality of Determination .............................................    16
             10.03     Certificates and Reports ..............................................    16
             10.04     Indemnification and Exculpation .......................................    16
             10.05     Expenses ..............................................................    16

    XI       Claims Procedure ................................................................    17
             ----------------
             11.01     Written Claim .........................................................    17
             11.02     Denied Claim ..........................................................    17
             11.03     Review Procedure ......................................................    17
             11.04     Committee Review ......................................................    17

   XII       Nature of Company's Obligation ..................................................    18
             ------------------------------
             12.01     Company's Obligation ..................................................    18
             12.02     Creditor Status .......................................................    18

  XIII       Amendment and Termination of Plan ...............................................    19
             ---------------------------------
             13.01     Amendment .............................................................    19
             13.02     Change in Control .....................................................    19
             13.03     Termination ...........................................................    19

   XIV       Miscellaneous ...................................................................    20
             -------------
             14.01     Written Notice ........................................................    20
             14.02     Change of Address .....................................................    20
             14.03     Merger, Consolidation or Acquisition ..................................    20
             14.04     Employment ............................................................    20
             14.05     Non-transferability ...................................................    20
             14.06     Legal Fees ............................................................    20
             14.07     Tax Withholding .......................................................    20
             14.08     Acceleration of Payment ...............................................    20
             14.09     Applicable Law ........................................................    21
             14.10     Invalidity of Certain Provisions

                                       iii

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                                    ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

     1.01 Title. This Plan shall be known as Pharmaceutical Product Development, Inc. Deferred Compensation Plan for Directors (hereinafter referred to as the "Plan").

     1.02 Purpose. The purpose of the Plan is to permit members of the Board of Directors of Pharmaceutical Product Development, Inc. to defer pre-tax compensation. The Plan constitutes an unfunded "top hat" arrangement under Title I of ERISA as well as for income tax purposes.

     1.03  Effective Date. The effective date of this Plan shall be June 15,
2002.

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                                   ARTICLE II

                DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT

     2.01 Beneficiary. "Beneficiary" shall mean the person or persons designated, pursuant to Article IX, by the Participant to receive such payments as may become payable hereunder after the death of said Participant.

     2.02  Board. "Board" shall mean the Board of Directors of the Company.

     2.03 Change in Control. "Change in Control" shall be deemed to have occurred if:

           (a) Any "Person" as defined in Section 3(a)(9) of the Exchange Act, including a "group" (as that term is used in Sections 13(d)(3) and 14(3)(2) of the Exchange Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company, including any trustee of such plan acting as trustee, who:

               (i) makes a tender or exchange offer for any shares of the Common Stock pursuant to which any shares of the Common Stock are purchased (an "Offer"); or

               (ii) together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Exchange Act) becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act) of at least 20% of the Common Stock (an "Acquisition");

           (b) The shareholders of the Company approve a definitive agreement or plan to merge or consolidate the Company with or into another corporation, to sell or otherwise dispose of all or substantially all of its assets, or to liquidate the Company (individually, a "Transaction"); or

           (c) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who constitute the Board (the "Incumbent Directors") at the beginning of such period cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement, and be an Incumbent Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualify as Incumbent Directors either actually, because they were directors at the beginning of such 24-month period, or by prior operation of this Section 2.03(c).

           (d) An Offer, Acquisition or Transaction, as the case may be, is approved by a majority of the Directors serving as members of the Board at the time of the Offer, Acquisition or Transaction.

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     2.04  Code. "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

     2.05 Committee. "Committee" shall mean the Committee established by the Board of Directors designated to administer the Plan.

     2.06 Common Stock. "Common Stock" shall mean the Common Stock of Pharmaceutical Product Development, Inc., $0.10 par value per share.

     2.07 Company. "Company" shall mean Pharmaceutical Product Development, Inc. and any subsidiary or affiliated companies that adopt the Plan, with the Company's approval, for their Directors.

     2.08 Compensation. "Compensation" shall mean the compensation paid to a Director by the Company for services as rendered to the Company as a Director in the form of either annual retainer or meeting fees.

     2.09 Consideration Shares. "Consideration Shares" shall mean shares of Common Stock acquired by a Participant (a) on the open market or (b) through the exercise of a nonqualified Stock Option that has been owned by the Participant for at least (6) six months.

     2.10 Crediting Rate. "Crediting Rate" shall mean an interest rate equal to the three month London Interbank Offered Rate (or similar index designated by the Committee) plus 1.5%.

     2.11 Date of Exercise. "Date of Exercise" shall mean the date on or after which Stock Options designated in a Stock Option Gain Deferral Agreement will be exercised and any gain derived therefrom will be deferred pursuant to Article V of this Plan; provided that such date shall be at least six months from the date of the Stock Option Gain Deferral Agreement.

     2.12 Deferral. "Deferral" shall mean that portion of a Participant's Compensation to be paid during a Plan year which a Participant elects to have and is deferred during any one Plan Year. In the event of a Participant's Termination of Service prior to the end of a Plan Year, such year's Deferral shall be the actual amount deferred and withheld prior to such Termination of Service.

     2.13 Deferral Account. "Deferral Account" shall mean the record of a Participant's interest in this Plan represented by the Deferrals, with all earnings thereon credited to such Account on behalf of the Participant under this Plan, and all withdrawals and distributions thereon debited from such Account.

     2.14 Deferral Account Balance. "Deferral Account Balance" shall mean with respect to a Participant the sum of (i) his or her Deferred Compensation, plus
(ii) interest credited in accordance with Article V of this Plan, less (iii) all withdrawals and distributions. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to this Plan.

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     2.15  Deferred Compensation. "Deferred Compensation" shall mean the sum of all of a Participant's Deferrals.

     2.16  Director. "Director" shall mean a non-employee member of the Board.

     2.17 Disabled. "Disabled" shall mean the total and permanent disability of a Participant, as determined under the terms of the long-term disability plan of the Company, or, in the absence of a long-term disability plan, as determined by the Board, in its sole and absolute discretion.

     2.18 Election Date. "Election Date" shall mean the date established by the Committee as the date before which a Director must submit a valid Election Form to the Committee to effect a Deferral hereunder. The applicable Election Dates can be no later than the following: (a) 30 days after the Effective Date of the Plan for Directors who are eligible to participate at the time the Plan is adopted, (b) 30 days after a newly eligible Director is notified of the right to participate in the Plan, or (c) December 15 prior to any following Plan Year if
(a) or (b) above do not apply.

     2.19 Election Form. "Election Form" shall mean the form established from time to time by the Committee that a Director completes, signs and returns to the Committee to make a Deferral under the Plan.

     2.20 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.21 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

     2.22 Fair Market Value. "Fair Market Value," with respect to a share of Common Stock as of any date, shall mean (a) the closing sales price of the Common Stock on the NASDAQ National Market System or on any such other exchange on which the Common Stock is traded on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (b) in the event there is no public market for the Common Stock on such date, the Fair Market Value as determined in good faith by the Committee in its sole and absolute discretion.

     2.23 Gain Shares. "Gain Shares" shall mean the shares of Common Stock determined in accordance with the provisions of Section 5.05 hereof resulting from the exercise of any Stock Option pursuant to Article V of this Plan.

     2.24 Gain Share Account. "Gain Share Account" shall mean the record of a Participant's interest in this Plan represented by the number of the Share Units related to Gain Shares, adjusted for hypothetical gains, earnings dividends, losses, distributions, withdrawals and other similar activities.

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     2.25  Participant. "Participant" shall mean a Director who has Deferred
Compensation pursuant to the terms of this Plan, and whose Deferral Account Balance and/or Gain Share Account Balance has not yet been fully distributed.

     2.26 Plan. "Plan" shall mean the Pharmaceutical Product Development, Inc. Deferred Compensation Plan for Directors as described in this instrument and as amended from time to time.

     2.27  Plan Year. "Plan Year" shall mean a calendar year.

     2.28 Share Units. "Share Units" shall mean units of deemed investment in shares of Common Stock in accordance with Article V of the Plan.

     2.29 Stock Option. "Stock Option" shall mean an option to purchase Common Stock from the Company that was granted under a Stock Option Plan.

     2.30 Stock Option Gain Deferral Agreement. "Stock Option Gain Deferral Agreement" shall mean the form established from time to time by the Committee that a Director completes, executes and returns to the Committee to defer receipt of Gain Shares received from the exercise of a Stock Option pursuant to
Article V hereof.

     2.31 Stock Option Plan. "Stock Option Plan" shall mean collectively the equity incentive plans adopted by the Company from time to time or under which the Company has Stock Options outstanding, and individually, such equity incentive plan governing any particular Stock Option.

     2.32 Termination of Service. "Termination of Service" or similar expression shall mean the termination of the Participant's service as a Director of the Company and of any division, subsidiary or affiliate thereof for any reason. A Disabled Participant shall be deemed to have terminated service for purposes of this Plan.

     2.33 Unforeseeable Financial Emergency. "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

     2.34 Valuation Date. "Valuation Date" shall mean, for purposes of Deferral Accounts, the last day of each calendar quarter; and for purposes of the valuation of, or distribution or withdrawal from a Gain Share Account, the date of such valuation, distribution, or withdrawal.

     2.35 Gender and Number. Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

     2.36 Titles. Titles of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

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                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

     3.01   Eligibility. All Directors are eligible to participate in the Plan.

     3.02 Participation. A Director may elect to participate in the Plan by completing, signing and returning to the Committee a duly executed Election Form no later than the applicable Election Date or a Stock Option Gain Deferral Agreement. A Deferral Account and/or a Gain Share Account, as the case may be, will be established for each Director at the time an Election Form and/or Stock Option Gain Deferral Agreement is received by the Committee.

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                                   ARTICLE IV

                      PARTICIPANT DEFERRALS OF COMPENSATION

     4.01 Deferred Compensation. A Director may elect to defer up to 100% of his or her annual Compensation until the earlier to occur of such Director's Termination of Service, death or Disability. A Director who desires to make a Deferral shall file an election Form pursuant to procedures specified by the Committee (a) specifying the applicable Deferral; (b) authorizing such Director's Compensation payable for a Plan Year to be so reduced and deferred hereunder; and (c) indicating the form of payment of amounts deferred hereunder. The amounts deferred, which are the Participant's Deferred Compensation, shall be added to the Participant's Deferral Account.

     4.02 Duration of Election Form. If properly received by the Committee on or before the applicable Election Date, a Deferral hereunder will be effective only with respect to Compensation paid in the Plan Year to which the Deferral applies. A Participant's Deferral may be modified or terminated as provided in
Section 4.03. Future deferrals will be terminated automatically for any Participant who is deemed (by the Committee) to no longer be eligible for participation in the Plan.

     4.03 Election to Modify or Terminate Future Contributions. Subject to the provisions of Sections 8.01 and 8.02 hereof, all Deferrals hereunder are irrevocable. A Participant who desires to modify or terminate the amount of future Compensation being deferred under the Plan or to change the form of payment of Deferrals must notify the Committee in writing on an Election Form provided by the Committee. Elections to decrease or terminate deferrals of future Compensation shall become effective as soon as administratively possible. Elections to increase deferrals of future Compensation shall become effective on January 1 of the next Plan Year. Elections to change the form of payment of Deferrals hereunder must be made at least twelve (12) months prior to the payment or commencement of payment of such Deferrals.

     4.04 Vesting. A Participant shall be fully vested at all times in his or her Deferral Account Balance.

                                    ARTICLE V

                           STOCK OPTION GAIN DEFERRALS

     5.01 Deferral of Stock Option Gain. Subject to provisions of this Article V, Directors may elect to defer the receipt and distribution of the gain related to the exercise of Stock Options until the earlier to occur of Termination of Service, death or Disability, by filing a Stock Option Gain Deferral Agreement with the Committee. A Stock Option Gain Deferral Agreement may be filed at any time with respect to any number of Stock Options.

     5.02 Timing of Filing Stock Option Gain Deferral Agreement. A Stock Option Gain Deferral Agreement must be filed at least six months prior to the Date of Exercise and no later than the day immediately preceding the first day of the six-month period ending on the expiration date of the Stock Option. A Stock Option with respect to which a Stock Option Gain Deferral Agreement has been filed may not be exercised prior to the date specified in the Stock Option Gain Deferral Agreement. A Participant must be a Director on the Date of Exercise to effect a Deferral of Gain Shares hereunder.

     5.03 Contents of Stock Option Gain Deferral Agreement. Each Stock Option Gain Deferral Agreement shall set forth: (a) the number of Stock Options to be exercised; (b) the date of grant of the Stock Options; (c) the Date of Exercise;
(d) the form of payment of the Gain Shares; and (e) any other item determined to be appropriate by the Committee. Gain Shares shall be distributed in the form of Common Stock.

     5.04 Manner of Exercising Option Shares. A Participant who desires to exercise a Stock Option and to defer current receipt and distribution of the related Gain Shares must follow the procedures and requirements that are applicable to the Stock Option under the Stock Option Plan, including the procedures and requirements relating to the exercise of an Option; provided, however, that in the case of a deferral of Gain Shares under this Plan, the Participant shall only be permitted to tender Consideration Shares to pay the entire exercise price for any such Stock Option exercised. Notwithstanding the foregoing, the Committee may in its discretion accept documentation that the Participant owns the number of Consideration Shares necessary to pay the exercise price for the Stock Options.

     5.05 Determination of Gain Shares. Upon exercise of a Stock Option, the Gain Shares resulting from the exercise of the Stock Option which the Participant has elected to defer hereunder shall be determined as follows: (a) the aggregate exercise price for all Stock Options to be exercised shall be determined by multiplying the exercise price of the Stock Option by the number of Stock Options to be exercised at that price; (b) the number of Consideration Shares needed to pay the exercise price for such Stock Options shall be determined by dividing the aggregate exercise price from (a) above by the Fair Market Value of one share of Common Stock on the Date of Exercise; and (c) the difference between the aggregate Fair Market Value on the Date of Exercise of the shares of Common Stock acquired upon the exercise of the Stock Options and the aggregate exercise price of such Stock Options, divided by the Fair Market Value of one share of Common Stock on the Date of Exercise, shall be the number of Gain Shares resulting from such exercise.

     5.06 Changes to the Stock Option Gain Deferral Agreement. Subject to the provisions of Article VIII, all deferrals of Gain Shares hereunder are irrevocable. A Participant may not increase the amount of his Gain Share deferrals occurring under any given Stock Option Gain Deferral Agreement following submission of the Stock Option Gain Deferral Agreement. A Participant may decrease or terminate a Gain Share deferral any time prior to the Date of Exercise by filing, on such forms and subject to such limitations and restrictions as the Committee may prescribe in its discretion, a revised Stock Option Gain Deferral Agreement with the Committee. Under no circumstances may a Participant's Stock Option Gain Deferral Agreement be made, modified or revoked retroactively. Elections to change the form of payment of Gain Shares hereunder must be made at least twelve (12) months prior to the payment or commencement of payment of such Gain Shares.

     5.07 Failure to Properly Exercise. If a Participant makes a valid election under this Article V to defer Gain Shares and if the Stock Option expires without a proper exercise of the Stock Option by the Participant, or if the Participant fails to properly tender or attest to the Consideration Shares by the last day of the Stock Option term, the Participant shall forfeit any opportunity to exercise the Stock Option and the Stock Option shall be canceled as of the end of the last business day of the Stock Option term, according to the terms of the Stock Option Plan.

     5.08 Vesting. A Participant shall be fully vested at all times in his or her Gain Share Account.

                                   ARTICLE VI

            DEFERRAL ACCOUNTS, GAIN SHARE ACCOUNTS AND CREDITING RATE

     6.01 Deferral Account. A Participant's Deferrals hereunder will be credited to the Participant's Deferral Account as of the date on which the Participant's Compensation would otherwise have been paid to the Participant had it not been deferred. All amounts credited to a Participant's Deferral Account shall be treated as a reduction of Compensation otherwise payable to such Participant. Gain Shares deferred hereunder shall be credited by the Committee to the Participant's Gain Share Account as of the Date of Exercise. Distributions and withdrawals pursuant to Articles VII and VIII shall be debited against a Participant's Deferral Account and Gain Share Account, as the case may be.

     6.02 Maintenance of Accounts. Separate Deferral Accounts and Gain Share Accounts shall be maintained for each Participant, and more than one Deferral Account and Gain Share Account may be maintained for a Participant, as deemed necessary by the Committee for administrative purposes. A Participant's Deferral Account(s) and Gain Share Account(s) shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund of any kind. The Committee shall determine the balance of each Deferral Account and each Gain Share Account as of each Valuation Date, by adjusting the balance of such Deferral Account and Gain Share Account as of each Valuation Date to reflect changes in the value of the Common Stock (in the case of Gain Share Accounts), interest credits pursuant to this Article VI (in the case of Deferral Accounts), and distributions and withdrawals pursuant to Articles VII and VIII hereof.

     6.03 Interest. Prior to any distribution of a Participant's Deferral Account Balance under Article VI herein, the Company shall credit the Deferral Account with interest on each Valuation Date at the Crediting Rate. Interest credits to the Deferral Account Balance in accordance with this Article VI shall continue until the Deferral Account Balance is paid in full to the Participant or the Participant's Beneficiary.

     6.04 Valuation of Gain Share Accounts. Gain Share Accounts are bookkeeping accounts, the value of which shall be based upon the performance of the Common Stock. Any and all dividends paid with respect to the Common Stock will be deemed to be immediately reinvested in Common Stock. It is understood and agreed that the Company assumes no risk of any decrease in the value of the Common Stock, and the Company's sole obligations are to maintain the Participant's Gain Share Account and make payments to the Participant as herein provided.

     6.05 Common Stock Adjustments. In the event of a stock dividend, split-up or combination of the Common Stock, merger, consolidation, reorganization or recapitalization affecting the Common Stock, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may make appropriate adjustments to the number of Share Units credited to any Gain Share Account. The determination of the Committee as to such adjustments, if any, shall be binding and conclusive.

     6.06 Section16(b). Notwithstanding any other provision of this Plan, the Committee shall adopt such procedures as it may determine are necessary to ensure that with respect to any Participant who is actually or potentially subject to Section 16(b) of the Exchange Act, the crediting of deemed shares to such Participant's Gain Share Account is not deemed to be a nonexempt purchase for purposes of such Section 16(b), including without limitation requiring that no shares of Common Stock relating to such deemed shares may be distributed for six months after being credited to such Gain Share Account.

     6.07 Statement Accounts. The Committee shall provide periodically to each Participant a statement setting for the balance of such Participant's Deferral Account(s) and Gain Share Account(s) as of the end of the most recently completed accounting period, in such form as the Committee deems desirable.

                                   ARTICLE VII

                                  DISTRIBUTION

     7.01 Distribution of Deferral Account. Distribution of the value of a Participant's Deferral Account Balance and Gain Share Account Balance shall be in a lump sum or in semi-annual installments over a period of five (5) years, as specified on the Participant's Election Form and/or Stock Option Gain Deferral Agreement. If a payment form is not specified on an Election Form for any particular Plan Year in which the Participant made a Deferral, a Participant's Deferral Account Balance and/or Gain Share Account balance for that Plan Year shall be distributed as a lump sum upon the Participant's Termination of Service. If the Participant has elected to receive payments from a Deferral Account or Gain Share Account in installments, the Company shall make semi-annual payments in cash from such Deferral Account or in Common Stock from such Gain Share Account, each of which shall consist of an amount equal to (i) the balance of such Deferral Account or Gain Share Account as of the Valuation Date preceding the payment date, times (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being made). The first such installment shall be paid on the first to occur of January 1 or July 1 immediately following the Participant's Termination of Service and each subsequent installment shall be paid on or about each January 1 and July 1 thereafter for the five (5) year period.

     7.02 Form of Distribution. All distributions of a Participant's Deferral Account shall be made in cash only. All distributions of a Participant's Gain Share Account shall be in the form of shares of Common Stock, based upon the Fair Market Value of the Common Stock on the date of distribution.

     7.03 Timing of Distribution. Distributions shall commence, or be paid in a lump sum if so elected, on the first January 1 or July 1 immediately following the earliest to occur of a Participant's Termination of Service, death or Disability.

     7.04 Death or Disability Prior to Commencement of Benefit Payments. In the event of a Participant's death or Disability prior to the commencement of benefit payments hereunder, an amount equal to the Participant's Deferral Account Balance and/or Gain Share Account balance shall be paid to the Participant's Beneficiary in a lump sum or in semi-annual installments over a period of five (5) years, as specified on the Participant's Election Form and/or Stock Option Gain Deferral Agreement, on the first January 1 or July 1 immediately following the Participant's death or Disability.

     7.05 Death of a Participant Subsequent to Commencement of Benefit Payments. In the event of the death of a Participant subsequent to commencement of benefit installment payments hereunder but prior to completion of such payments, the installments shall continue and shall be paid to the designated Beneficiary as if the Participant had survived.

     7.06 Redeferral Election. Notwithstanding the foregoing, a Participant will be permitted to elect to change the form of payments for previous Deferrals, provided that the redeferral election must be made at least one full calendar year prior to the date on which such distribution would be made or commence to be made in the absence of such redeferral. A

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redeferral election may be made by submitting an amended Deferral Election Form or Stock Option Gain Deferral Agreement, as the case may be, or in such other manner as is provided by the Committee.

     7.07 Taxes. Each Participant shall be responsible for the payment of any and all income and employment taxes which are due and payable on amounts distributed hereunder.

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                                  ARTICLE VIII

                                   WITHDRAWALS

     8.01 Withdrawals for Unforeseeable Financial Emergency. At the request of a Participant in the event of an Unforeseeable Financial Emergency or at the request of any of the Participant's Beneficiaries after the Participant's death, the Committee may, in its sole discretion, accelerate and pay all or part of the value of a Participant's Deferral Account balance or Gain Share Account balance. An accelerated distribution hereunder for an Unforeseeable Financial Emergency must be limited to only that amount necessary to relieve the Unforeseeable Financial Emergency (plus any appropriate taxes). Amounts to be distributed to a Participant hereunder will be subject to applicable tax withholding.

     8.02 Other Premature Withdrawals. A Participant may request the withdrawal of all or part of such Participant's Deferral Account or Gain Share Account (not in excess of the balance of such Deferral Account or Gain Share Account) prior to date of distribution under this Plan, for reasons other than a financial need. The Participant will acknowledge and agree that in consideration for the current payment of the relevant portion of the Participant's Deferral Account or Gain Share Account, the Participant will forfeit ten percent (10%) of the total pre-withdrawal value of such portion of the Participant's Deferral Account or Gain Share Account. In addition, the Participant will be precluded from further participation in the Plan for a period of twelve (12) months following the month during which the Participant's withdrawal request is received by the Committee.

     8.03   Withdrawal Processing.

            (a) Minimum Amount. There is no minimum payment for any type of withdrawal.

            (b) Application by Participant. To apply for any type of withdrawal, a Participant must submit to the Committee a withdrawal request, in accordance with such uniform and nondiscriminatory procedure as will be established by the Committee.

            (c) Approval by Committee. The Committee is responsible for determining that a withdrawal request conforms to the requirements described in this Article and notifying the Company of any payments to be made in a timely manner. With respect to any withdrawal request under Section 8.01 hereof, the Committee's decision to allow a Participant to withdraw all or part of such Participant's Deferral Account or Gain Share Account in connection with an Unforeseeable Financial Emergency will be based on the facts and circumstances of each case. However, in no event will the amount withdrawn exceed the lesser of the amount which the Committee deems necessary to satisfy such financial need (plus any appropriate taxes) or the balance of such Participant's Deferral Account or Gain Share Account. Any request to make a withdrawal by a member of the Committee may be approved only by disinterested members of the Committee, or if none, by the Board.

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

            (d) Time of Processing. The Company will make payment to the Participant as soon as is administratively feasible following approval of the withdrawal request.

            (e) Medium and Form of Payment. The medium of payment for withdrawals from Deferral Accounts is cash. The medium of payment for withdrawals from Gain Share Accounts is Common Stock. The form of payment for all withdrawals will be a single-sum payment.

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

                                   ARTICLE IX

                                   BENEFICIARY

     9.01 Beneficiary Designation. A Participant shall designate a Beneficiary to receive benefits under the Plan on the Election Form provided by the Committee. If more than one Beneficiary is named, the share and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Committee a new Election Form.

     9.02 Proper Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Committee, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

     9.03 Minor or Incompetent Beneficiary. In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Committee, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. Neither the Company nor the Committee shall have any responsibility to see to the proper application of any payments so made.

     9.04 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Section 9.01 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

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

                                    ARTICLE X

                           ADMINISTRATION OF THE PLAN

     10.01 Majority Vote. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting. Such resolutions or actions shall be confirmed in writing by a Board resolution.

     10.02 Finality of Determination. Subject to the Plan, the Committee shall, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The interpretations, decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan, and cannot be overruled by a court of law unless arbitrary or capricious.

     10.03 Certificates and Reports. The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

     10.04 Indemnification and Exculpation. The Company shall indemnify and hold harmless each current and former member of the Committee and each current and former member of the Board against any and all expenses and liabilities (to the extent not indemnified under any liability insurance contract or other indemnification agreement) which the person incurs on account of any act or failure to act in connection with the good faith administration of the Plan. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member of the Committee may be entitled as a matter of law, but shall be conditioned upon the person's notifying the Company of the claim of liability within 60 days of the notice of that claim and offering the Company the right to participate in and control the settlement and defense of the claim. The foregoing provision will not be applicable to any person if the loss, cost, liability or expense is due to such person's gross negligence or willful misconduct.

     10.05 Expenses. The expenses of administering the Plan shall be borne by the Company.

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

                                   ARTICLE XI

                                CLAIMS PROCEDURE

     11.01 Written Claim. Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or a designated Beneficiary or any other person claiming through the Participant shall make a written request for benefits under this Plan. This written claim shall be mailed or delivered to the Committee. Such claim shall be reviewed by the Committee or a delegate.

     11.02 Denied Claim. If the claim is denied, in full or in part, the Committee shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

     11.03 Review Procedure. If the claim is denied and a review is desired, the Participant (or Beneficiary) shall notify the Committee in writing within sixty (60) days after receipt of the written notice of denial. In requesting a review, the Participant or Beneficiary may request a review of pertinent documents with regard to the benefits created under this agreement, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

     11.04 Committee Review. The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.

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

                                   ARTICLE XII

                         NATURE OF COMPANY'S OBLIGATION

     12.01 Company's Obligation. The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay. The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan.

     12.02 Creditor Status. Any assets which the Company may acquire or set aside to help cover its financial liabilities hereunder are and must remain general assets of the Company subject to the claims of its general unsecured creditors. Neither the Company nor this Plan gives a Participant or Beneficiary any beneficial ownership interest in any asset of the Company. In the event that the Company elects to invest funds to pay Deferral Account Balances or Gain Share Account Balances under the terms of this Plan, title to and beneficial ownership of such assets shall at all times remain in the Company. All Plan Participants and Beneficiaries shall be unsecured general creditors of the Company.

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

                                  ARTICLE XIII

                        AMENDMENT AND TERMINATION OF PLAN

     13.01 Amendment. The Board reserves the right to amend this Plan from time to time in whole or in part; provided, however, that no such amendment may reduce, or relieve the Company of, any obligation with respect to the balance of any Deferral Account(s) and Gain Share Account(s) maintained under this Plan as accrued at the time of such amendment, nor shall any amendment otherwise have a retroactive effect, without the written consent of the affected Participant or Beneficiary as the case may be.

     13.02 Change in Control. Upon the occurrence of a Change in Control, the Board may terminate the Plan and distribute Deferral Account Balances and Gain Share Account Balances in a lump sum or in semi-annual installments over a period of five (5) years, as specified on the Participant's Election Form and/or Stock Option Gain Deferral Agreement, in accordance with this Plan.

     13.03 Termination. The Company, by action of the Board, reserves the right to prospectively terminate this Plan for any reason, provided the Company pays to each Participant and Beneficiary, the accrued balance of the Participant's Deferral Account and Gain Share Account (determined as of the date of termination) as of the date of termination. Such payment will be paid as soon as administratively possible, but not later than 30 days following the date of termination.

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

                                   ARTICLE XIV

                                  MISCELLANEOUS

     14.01 Written Notice. Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Committee at the Company. If notice is to be given to the Participant, such notice shall be sent to the Participant's last known address.

     14.02 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

     14.03 Merger, Consolidation or Acquisition. The Plan shall be binding upon the Company, its assigns, and any successor to the Company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, a Beneficiary, assigns, heirs, executors and administrators.

     14.04 Employment. Neither the creation of this Plan or anything contained herein shall be construed as giving any Participant hereunder any right to continuous service with the Company as a Director.

     14.05 Non-transferability. Except insofar as prohibited by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company. Neither the Participant, spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony maintenance, owed by the Participant or Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

     14.06 Legal Fees. All reasonable legal fees incurred by any Participant (or former Participant) to successfully enforce valid rights under this Plan shall be paid by the Company in addition to sums due under this Plan.

     14.07 Tax Withholding. The Company may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

     14.08 Acceleration of Payment. The Company reserves the right to accelerate the payment of any benefits payable under this Plan at any time without the consent of the Participant, the Participant's estate, a Beneficiary or any other person claiming through the Participant.

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

     14.09 Applicable Law. This Plan shall be governed by the laws of the State of North Carolina, without regard to the conflicts-of-law rules of such State, to the extent not preempted by the laws of the United States of America.

     14.10 Invalidity of Certain Provisions. If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof and this Plan will be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on this 17/th/ day of June, 2002, effective as of the 15/th/ day of June, 2002.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

By  /s/ Fredric N. Eshelman
   -----------------------------
    Chief Executive Officer
              (Title)

ATTEST:

By  /s/ B. Judd Hartman
   -----------------------------
    Secretary

[SEAL]

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